Exhibit 99.1

Emeren Group Announces Preliminary 2023 Financials and 2024 Outlook

Stamford, CT, January 25, 2024 – Emeren Group Ltd ("Emeren" or the "Company") (www.emeren.com) (NYSE: SOL), a leading global solar project developer, owner, and operator, today provided a preliminary unaudited overview of its key financial results for the full year 2023, highlighting notable achievements and providing insights into the Company's strategic plans moving forward.

•	Positive Operating Cash Flow and Strong Cash Position: As of December 31, 2023, Emeren achieved a cash balance of $70 million. Notably, operating cash flow became positive in Q4, a significant milestone, particularly in-light of the two acquisitions completed in Q4 in Spain and China. Furthermore, the Company successfully collected cash payments exceeding $40 million, underscoring strong financial discipline.

•	Ongoing Share Buybacks: Building on this positive financial trajectory, Emeren repurchased approximately 1,250,000 American Depositary Shares (“ADS”) of its stock, returning ~$3.35 million during the fourth quarter. This buyback program remains ongoing underscoring the Company's commitment to enhancing shareholder value.

•	2023 Financial Results: Despite delayed governmental approvals impacting revenue in Q4 2023, Emeren anticipates full year 2023 revenue of approximately $100 million and a net loss of $6-7 million. The delayed project approvals are anticipated to be resolved within the first half of 2024.

•	Storage Expansion Initiatives: Emphasizing its commitment to growth, Emeren remains steadfast in its pursuit of storage expansion initiatives, positioning itself for future opportunities.

•	2024 Financial Guidance and Strategic Shift: Emeren anticipates net income of approximately $26 million for the fiscal year 2024. The Company will discuss its strategy on advanced-stage development along with the commencement of building higher-return IPPs on its upcoming earnings call. The goal is also to accelerate the monetization of its over 3 GW pipeline.

•	Enhanced Disclosure and Transparency: To foster stronger communication with stakeholders, beginning in 2024, Emeren will initiate 10K/10Q filings, offering increased disclosures and transparency. The 2023 10K filing is scheduled for completion by March 31, 2024.

Emeren remains focused on executing its strategic plans and providing value to its shareholders. The comprehensive financial results will be accessible in the forthcoming 10-K filing. It's important to note that the figures presented in this press release are unaudited and subject to finalization, with official reporting to be included in the final 10-K filing.

About Emeren Group Ltd

Emeren Group Ltd (NYSE: SOL) is a leading global solar project developer, owner, and operator with a pipeline of projects and IPP assets totaling over 3 GW, as well as a storage pipeline of over 10 GWh across Europe, North America, and Asia. The Company focuses on solar power project development, construction management and project financing services with local professional teams across multiple countries. For more information, go to www.emeren.com

Safe Harbor Statement

This press release contains statements that constitute ''forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. Whenever you read a statement that is not simply a statement of historical fact (such as when the Company describes what it "believes," "expects" or "anticipates" will occur, what "will" or "could" happen, and other similar statements), you must remember that the Company's expectations may not be correct, even though it believes that they are reasonable. The Company does not guarantee that the forward-looking statements will happen as described or that they will happen at all. Further information regarding risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements is included in the Company's filings with the U.S. Securities and Exchange Commission, including the Company's annual report on Form 20-F. The Company undertakes no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though the Company's situation may change in the future.

For investor and media inquiries, please contact:

Emeren Group Ltd

Suzanne Wilson

+1 (510) 631 6550

Suzanne.wilson@emeren.com

Emeren Group Ltd - Investor Relations

ir@emeren.com

The Blueshirt Group
Gary Dvorchak
+1 (323) 240-5796
gary@blueshirtgroup.com